UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 18, 2016
Equity One, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Maryland
(State or Other Jurisdiction of Incorporation)

001-13499	52-1794271
(Commission File Number)	(IRS Employer Identification No.)

410 Park Avenue, Suite 1220 New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 796-1760
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

Item 7.01 Regulation FD Disclosure

Equity One, Inc. (the “Company”), a Maryland corporation, is hereby providing the fair value of its investment property in accordance with International Financial Reporting Standard 13, "Fair Value Measurement," and International Accounting Standard 40, "Investment Property," as of September 30, 2016. As announced previously, the Company has agreed to provide this information to Gazit-Globe Ltd. (“Gazit”), its major indirect stockholder, in connection with Gazit's financial reports which are prepared in accordance with International Financial Reporting Standards ("IFRS").

IFRS permit fair value accounting for investment property, which includes property held for development and for sale. In addition, in accordance with IFRS, the value of straight-line rent receivables, deferred costs and intangible assets and liabilities related to income-producing property are not presented separately since they are included within the fair values of income-producing property.

The Company recently completed a valuation review as of September 30, 2016 to determine the fair value of its existing investment property portfolio. Based upon this review, the Company determined that, as of September 30, 2016, the fair value of its investment property was approximately $4.8 billion.

The determination of these values required management to make significant estimates and assumptions, and the actual values achieved in the event of any disposition of investment property may differ from the values incorporated into the fair value determination noted above.

The information contained in this report on Form 8-K shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY ONE, INC.

Date: November 18, 2016	By:	/s/ Matthew Ostrower
Matthew Ostrower
Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)